Form N-SAR

Sub-Item 77Q1 (a)
Copies of any material amendments to registrant's charter or by-laws 333-33978, 811-09885

Seventeenth Amendment dated June 18, 2008 to Janus Adviser Series' Amended and Restated Trust Instrument is incorporated herein by reference to Exhibit 1(aa) to Post-Effective Amendment No. 47 to Janus Adviser Series registration statement on Form N-1A, filed September 3, 2008; accession number 0000950134-08-016077 (Filed No. 333-33978).

Eighteenth Amendment dated October 2, 2008 to Janus Adviser Series' Amended and Restated Trust Instrument is incorporated herein by reference to Exhibit 1(bb) to Post-Effective Amendment No. 53 to Janus Adviser Series registration statement on Form N-1A, filed December 31, 2008; accession number 0000950134-08-022974 (Filed No. 333-33978).

Nineteenth Amendment dated December 31, 2008 to Janus Adviser Series' Amended and Restated Trust Instrument is incorporated herein by reference to Exhibit 1(cc) to Post-Effective Amendment No. 53 to Janus Adviser Series registration statement on Form N-1A, filed December 31, 2008; accession number 0000950134-08-022974 (Filed No. 333-33978).